                                                                 EXECUTION COPY
                                                                  EXHIBIT 10.12

                    EQUIPMENT LEASE AND REPURCHASE AGREEMENT

This Equipment Lease and Repurchase Agreement (this "Agreement") is made this July 31, 1999 (the "Effective Date") between Semiconductor Components Industries, LLC, a Delaware limited liability company ("SCILLC") and Motorola, Inc., a Delaware corporation ("Motorola").

                                   WITNESSETH:

WHEREAS, pursuant to the Reorganization Agreement and the Recapitalization Agreement, as defined herein, the business and operations of the Semiconductor Components Group are being reorganized as a "stand alone" business;

WHEREAS, in connection therewith, Motorola and SCILLC desire that there shall be a lease of certain SCILLC owned equipment to Motorola;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Motorola and SCILLC agree as follows:

1     Definitions:

      1.1   Closing Date means July 31, 1999.

      1.2 EQUIPMENT PASS DOWN AGREEMENT shall mean the Equipment Pass Down Agreement, dated as of the date hereof, between Motorola and SCILLC.

      1.3 RECAPITALIZATION AGREEMENT means the Agreement and Plan of Recapitalization and Merger, as amended pursuant to Amendment No. 1 to the Recapitalization Agreement dated July 28, 1999, by and among Motorola, Inc., SCG Holding Corporation, Semiconductor Components Industries, LLC, TPG Semiconductor Holdings LLC and TPG Semiconductor Acquisition Corp made as of May 11, 1999.

      1.4 REORGANIZATION AGREEMENT means the Reorganization Agreement by and among Motorola, Inc., SCG Holding Corporation and Semiconductor Components Industries, LLC dated as of May 11, 1999.

      1.5 SCG ASSEMBLY AGREEMENT means the SCG Assembly Agreement, dated as of the date hereof, between Motorola and SCILLC.

      1.6 SCG FOUNDRY AGREEMENT means the SCG Foundry Agreement, dated as of the date hereof, between Motorola and SCILLC


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2     TYPES OF EQUIPMENT

      2.1 The equipment on Schedule A listed as Category A is equipment owned by SCILLC that will be operated by Motorola and will be exclusively used to provide the foundry and assembly services pursuant to the SCG Foundry Agreement and the SCG Assembly Agreement. Prior to the respective Termination Date listed on Schedule A, Motorola shall lease such equipment from SCILLC at a rate equal to such equipment's depreciation schedule, and at the end of such term, such equipment will be shipped to SCILLC. Responsibilities for the decommissioning, packing and shipping of such equipment shall be allocated in the same manner as in the Equipment Pass Down Agreement.

      2.2 The equipment on Schedule A listed as Category B is equipment owned by SCILLC that will be operated by Motorola and will be used both to provide the foundry and assembly services pursuant to the SCG Foundry Agreement and the SCG Assembly Agreement and to provide manufacturing and assembly services in connection with Motorola products. Prior to the respective Termination Date listed on Schedule A, Motorola shall lease such equipment from SCILLC at a rate equal to such equipment's depreciation schedule, and at the end of such term, such equipment will be shipped to SCILLC. Responsibilities for the decommissioning, packing and shipping of such equipment shall be allocated in the same manner as in the Equipment Pass Down Agreement.

      2.3 The equipment on Schedule A listed as Category C is equipment owned by SCILLC that will be operated by Motorola exclusively in connection with Motorola activities. For this equipment, Schedule A also lists a planned termination date for such equipment. Prior to the respective Termination Date listed on Schedule A, Motorola shall lease such equipment from SCILLC at a rate equal to such equipment's depreciation schedule, and at the end of such term, such equipment will be shipped to SCILLC. Responsibilities for the decommissioning, packing and shipping of such equipment shall be allocated in the same manner as in the Equipment Pass Down Agreement.

      2.4 The equipment on Schedule A listed as Category D is equipment owned by SCILLC that will be operated by Motorola exclusively in connection with Motorola activities. Prior to the respective Termination Date listed on Schedule A, Motorola shall lease such equipment from SCILLC at a rate equal to such equipment's depreciation schedule, and at the end of such term, Motorola shall repurchase such equipment at its then current net book value and such equipment will be shipped to Motorola. Motorola will be responsible for all costs related to the decommissioning, packing and shipping of the Phoenix RF1 equipment.

      2.5 The equipment on Schedule A listed as Category E is equipment owned by SCILLC that will be operated by SCILLC exclusively in connection with Motorola activities. Motorola shall not lease this equipment from SCILLC. At the end of the term listed for this equipment, Motorola shall repurchase such equipment at its then current net book value and such equipment will be shipped


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            to Motorola. SCILLC shall be responsible for all costs related to decommissioning such equipment, and Motorola will be responsible for all costs related to packing and shipping such equipment.

3     ASSIGNMENT

      3.1 This Agreement shall be binding upon, inure to the benefit of, and be enforceable by or against the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other (which consent shall not unreasonably be withheld) except to a party that acquires all or substantially all of the assets of the assigning party or for the account of the lenders providing bank financing solely and specifically for the purpose of securing such bank financing in connection with the Recapitalization Agreement and the transactions contemplated thereby.

4     NOTIFICATION

      4.1 Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered mail, return receipt requested, postage prepaid, or by facsimile to the respective party at the following address:

            If to Motorola for     Motorola, Inc.
            Technical              6501 William Cannon Drive West
            Matters:               Austin, Texas 78735
                                   Facsimile Number: (512) 895-3809
                                   Attn: Jon Dahm

            If to Motorola:        Motorola, Inc.
                                   Law Department
                                   1303 E. Algonquin Road
                                   Schaumburg, Illinois 60196
                                   Facsimile Number: (847) 576-3628
                                   Attn: General Counsel

            and to                 Winston & Strawn
                                   35 West Wacker Drive
                                   Chicago, Illinois 60601
                                   Facsimile Number:(312) 558-5700
                                   Attn: Oscar A. David, Esq.

            If to SCILLC:          SCG Holding Corporation


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

                                   5005 E. McDowell Road
                                   Phoenix, Arizona 85008
                                   Facsimile Number: (602) 244-4830
                                   Attn: Dario Sacomani

            With copies to:        David Stanton
                                   Texas Pacific Group
                                   345 California Street
                                   Suite 3300
                                   San Francisco, California 94104
                                   Facsimile Number: (415) 743-1501

            and

                                   Cleary, Gottlieb, Steen & Hamilton
                                   One Liberty Plaza
                                   New York, New York 10006
                                   Attention: Paul J. Shim, Esq.
                                   Facsimile Number: (212) 225-3999

5     TRANSLATION

      5.1 If this Agreement is translated into a language other than English, the English language version will be the only version binding upon the parties.

6     ENTIRE AGREEMENT

      6.1 This Agreement, the SCG Foundry Agreement, the SCG Assembly Agreement, the Equipment Pass Down Agreement, the Reorganization Agreement and the Recapitalization Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

7     MODIFICATION, NONWAIVER, SEVERABILITY

      7.1 No alleged waiver, modification or amendment to this Agreement or to Schedule A attached hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically to the provision hereof alleged to be waived, modified or amended. The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or


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            remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

8     APPLICABLE LAW AND DISPUTE RESOLUTION

      8.1 New York law governs this Agreement. The parties will settle any claim or controversy arising out of this Agreement in the manner set forth in Article IV.3 of the Reorganization Agreement.

9     COMPLIANCE WITH LAWS

      9.1 Both parties will comply with all applicable state, federal or local laws, regulations or ordinances in the performance of their respective duties and obligations under this Agreement.

10    EXPORT CONTROL AND GOVERNMENTAL APPROVAL

      10.1 The parties acknowledge that each must comply with all applicable rules and laws in the performance of their respective duties and obligations including, but not limited to, those relating to restrictions on export and to approval of agreements. Each party will be responsible for obtaining and maintaining all approvals and licenses, including export licenses, permits and governmental authorizations from the appropriate governmental authorities as may be required to enable such party to fulfill its obligations under this Agreement. Each party agrees to use its best efforts to the other in obtaining any such approvals, export licenses, permits or governmental authorizations.

      10.2 Each party agrees that, unless prior written authorization is obtained from the United States Bureau of Export Administration, it will not export, re-export, or transship, directly or indirectly, any products or technical information that would be in contravention of the Export Administration Regulations then in effect as published by the United States Department of Commerce.

11    SECTION TITLES

      11.1 Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

12    INTERPRETATION

      12.1 The headings and captions contained in this Agreement and in the Schedule attached hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation." Capitalized terms not defined herein shall have the terms set forth in the Recapitalization Agreement.


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13    NO STRICT CONSTRUCTION

      13.1 The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

14    COUNTERPARTS

      14.1 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.


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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first set forth above.

                                        MOTOROLA, INC.

                                        By: /s/ Carl F. Koenemann

                                        ----------------------------------------
                                        Name: Carl F. Koenemann

                                        ----------------------------------------
                                        Title: Executive Vice-President and
                                        Chief Financial Officer

                                        ----------------------------------------


                                        SEMICONDUCTOR COMPONENTS INDUSTRIES,
                                        LLC

                                        By: SCG Holding Corporation, its sole
                                            member

                                        By: /s/ Theodore W. Schaffner

                                        ----------------------------------------
                                        Name: Theodore W. Schaffner

                                        ----------------------------------------
                                        Title: Vice-President

                                        ----------------------------------------

                                   Equipment Pass Lease and Repurchase Agreement

                                   SCHEDULE A

        FACTORY                 CATEGORY          TERMINATION DATE
        -------                 --------          ----------------
         MKL                       A                  07/31/99
         OJ                        A                  03/31/01
         BP6                       A                  09/30/01
         TLSBE                     A                  01/31/00
         MOS3                      B                  08/31/99
         TJN                       B                  01/31/00
         MOS1                      B                  02/01/00
         KLM                       B                  08/31/00
         BP4*                      B                  03/31/01
         BMC*                      B
         MEMS1                     C                  01/31/00
         RF1                       D                  09/30/01
         SBN1                      E                  09/30/01

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 * Includes Probe